Exhibit 10.4.2

AMENDMENT NO. 1

TO THE

MESA AIR GROUP, INC. AMENDED AND RESTATED

STOCK APPRECIATION RIGHTS PLAN

W I T N E S S E T H:

WHEREAS, Section 7(e) of the Mesa Air Group, Inc. Amended and Restated Stock Appreciation Rights Plan (the “Plan”) authorizes the Board of Directors (the “Board”) of Mesa Air Group, Inc., a Nevada corporation (the “Company”), to amend the Plan at any time; and

WHEREAS, the Board now finds it desirable and in the best interests of the Company to increase the number of shares of common stock of the Company (“Common Stock”) that may be subject to awards under the Plan.

NOW, THEREFORE, the Plan is amended, effective as of April 21, 2015, as follows:

Section 4 is amended and restated to read as follows:

4.	Shares Available for the Plan; Maximum Awards

              Subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be subject to Awards granted under the Plan shall not exceed an aggregate of 2,000,000 shares of Common Stock. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Award shall thereafter be available for further Awards under the Plan.

              Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock subject to Awards that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 500,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers this 21st day of April, 2015.

ATTEST:		MESA AIR GROUP, INC.

By:	/s/ Brian S. Gillman	By:	/s/ Jonathan Ornstein
	Brian S. Gillman		Jonathan Ornstein
	EVP & General Counsel		Chairman & CEO